Exhibit 10.2
                                                                Page 1 of 8



           FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN


     1. Purpose. This Plan, which shall be known as the "Ford Motor Company Deferred Compensation Plan" and is hereinafter referred to as the "Plan", is intended to provide for the deferment of payment of (i) awards of supplemental compensation under the Ford Motor Company Supplemental Compensation Plan, (ii) base salary and (iii) incentive awards payable only in cash under the Ford Motor Company 1990 Long-Term Incentive Plan or any other incentive compensation plan of the Company.

     2. Definitions. As used in the Plan, the following terms shall have the following meanings, respectively:

           (a) The term "Committee" shall mean, unless the context otherwise requires, the following as they from time to time may be constituted:

             (i) The Compensation and Option Committee with respect to all matters affecting any Section 16 Person.

            (ii) The Deferred Compensation Committee with respect to all matters affecting employees other than Section 16 Persons.

          (b) The term "Compensation and Option Committee" shall mean the Compensation and Option Committee of the Board of Directors of the Company.

          (c) The term "Company" when used in the Plan with reference to employment shall include subsidiaries of the Company.

          (d) The term "Deferred Compensation" shall mean compensation deferred pursuant to paragraph (a), (b), (c) or (d) of Section 5 hereto, and any interest equivalents, dividend equivalents or other earnings or return on such amounts determined in accordance with the Plan.

          (e) The term "Deferred Compensation Account" with respect to a participant shall mean the book entry account established by the Company for such participant with respect to his or her Deferred Compensation.

          (f) The term "Deferred Compensation Committee" shall mean the committee comprised of the Vice President - Employee Relations, the Group Vice President and Chief Financial Officer and the Vice President - General Counsel or such other persons as may be designated members of such Committee by the Compensation and Option Committee.

          (g) The term "employee" shall mean any person who is regularly employed by the Company or a subsidiary at a salary (as distinguished from a pension, retirement allowance, severance pay, retainer, commission, fee under a contract or other arrangement, or hourly, piecework or other wage) and is enrolled on the active employment rolls of the Company or a subsidiary, including, but without limitation, any employee who also is an officer or director of the Company or a subsidiary.

          (h)  The term "Ford Stock" shall mean Ford Common Stock.

             (i) The term "Ford Stock Unit" shall mean a unit having a value based upon Ford Stock.

             (j) The term "1990 Plan" shall mean the Ford Motor Company 1990 Long-Term Incentive Plan, as amended.

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                                                                Exhibit 10.2
                                                                 Page 2 of 8



             (k) The term "SC Plan" shall mean the Ford Motor Company Supplemental Compensation Plan, as amended.

             (l) The term "Section 16 Person" shall mean any employee who is subject to the reporting requirements of Section 16(a) or the liability provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

             (m) The term "SSIP" shall mean the Company's Savings and Stock Investment Plan for Salaried Employees, as amended.

             (n) The term "subsidiary" shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by the Company.

     3. Administration. Except as otherwise herein expressly provided, the Compensation and Option Committee shall have full power and authority to construe, interpret and administer the Plan. The Compensation and Option Committee shall make all decisions relating to matters affecting any Section 16 Person, but may otherwise delegate any of its authority under the Plan. The Compensation and Option Committee and the Deferred Compensation Committee each may at any time adopt or terminate, and may from time to time amend, modify or suspend such rules, regulations, policies and practices as they in their sole discretion may determine in connection with the administration of, or the performance of their respective responsibilities under, the Plan.

     4.  Eligibility of Participants; Amounts Deferrable.
         -----------------------------------------------

          (a) Participating Subsidiaries and Foreign Location Participants. The Deferred Compensation Committee shall determine the extent to which subsidiaries and employees at foreign locations may participate in the Plan or similar plans.

          (b) Supplemental Compensation Deferrals. Subject to any limitations determined under paragraph (a) or paragraph (e) of this Section 4, employees who receive an award or an installment of an award of supplemental compensation for 1995 or any subsequent year under the SC Plan are eligible to defer payment under the Plan from 1% to 100%, in 1% increments, of such amount net of applicable taxes, but not less than $1,000, provided that such employees are actively employed by the Company both at the time of the election to defer and at the time the award or installment would otherwise be payable in the absence of such deferral.

          (c) Base Salary Deferrals. Subject to any limitations determined under paragraph (a) or paragraph (e) of this Section 4, employees who are eligible to participate in the SC Plan and who are actively employed by the Company at the time a salary deferral election is made are eligible to defer payment of from 1% to 50% of base salary in 1% increments, provided that the Compensation and Option Committee has determined that base salary deferrals may be made for the employment period covered by such deferral. Notwithstanding the foregoing, the Compensation and Option Committee may impose such additional limitations on eligibility as it deems appropriate in its sole discretion.


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                                                                 Exhibit 10.2
                                                                 Page 3 of 8



          (d) Deferrals of Incentive Compensation. Subject to any limitations determined under paragraph (a) or paragraph (e) of this Section 4, employees who are eligible to participate in the SC Plan and who are actively employed by the Company at the time an election is made to defer payment of an award payable only in cash under the 1990 Plan or other incentive compensation plan are eligible to defer payment of from 1% to 100%, in 1% increments, of such award net of applicable taxes, but not less than $1,000, provided that (i) the Compensation and Option Committee has determined that deferrals may be made for such awards and (ii) such employees are actively employed by the Company both at the time of the election to defer and at the time the award would otherwise be payable in the absence of such deferral.

          (e) Eligibility of Compensation and Option Committee Members. No person while a member of the Compensation and Option Committee shall be eligible to participate under the Plan.

     5.  Deferral Elections.
         ------------------

          (a) Supplemental Compensation Deferrals. A participant's decision to defer payment of supplemental compensation under the Plan must be made prior to September 30 of the performance year for which the supplemental compensation is determined.

          (b) Base Salary Deferrals. A participant's decision to defer payment of base salary under the Plan must be made prior to the calendar year during which the base salary will be earned; provided, however, that such decision may be made with respect to base salary earned during the first calendar year that base salary deferrals are permitted under the Plan within thirty days of implementation of the base salary component of the Plan but prior to earning any such salary.

          (c) Incentive Compensation Deferrals. Subject to the limitations set forth in Section 4 hereof, the Compensation and Option Committee shall determine the required timing for participants to make elections to defer payment of awards payable only in cash under the 1990 Plan or other incentive compensation plan.

          (d) Mandatory Deferrals. The Compensation and Option Committee may mandatorily defer payment under the Plan of a portion of certain supplemental compensation awards pursuant to Rule 13 under the SC Plan. The Compensation and Option Committee may determine the extent to which it may mandatorily defer payment under the Plan of compensation payable only in cash under the 1990 Plan or other incentive compensation plan.

          (e) Deferred Compensation Accounts. Amounts deferred pursuant to paragraphs (a), (b), (c) or (d) of Section 5 will be credited by book entry to the participant's Deferred Compensation Account. All such amounts shall be held in the general funds of the Company. Each participant shall have the status of an unsecured general creditor of the Company with respect to his or her Deferred Compensation Account. The participant shall designate the percentage of the amount elected for deferral to be allocated to each investment option available under the Plan for purposes of accounting only and not for actual investment. In addition, with respect to any particular deferral under the Plan, the participant shall elect (i) the year in which distribution shall be made or distribution upon retirement and (ii) the method of distribution desired with respect to any such deferral election if the participant elected distribution upon retirement, i.e., in a lump sum payment or in ten annual installments. Notwithstanding the foregoing, any Section 16 Person who elects to defer any or part of his or her compensation under the Plan based on Ford Stock Units may elect distribution of all Deferred Compensation applicable to the deferral, notwithstanding any other investment options selected, only upon retirement. Any distribution schedule of a participant who becomes a Section 16 Person subsequent to having elected to defer any compensation under the Plan based on Ford Stock Units shall automatically be amended, as of the effective date of becoming a Section 16 Person, to provide for distribution upon retirement of all Deferred Compensation applicable to the particular deferral, notwithstanding any other investment options selected for the deferral.

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                                                                Exhibit 10.2
                                                                Page 4 of 8



     6.  Investment Options; Methodology; No Ownership Rights.
         -----------------------------------------------------

          (a) General. Unless otherwise delegated to the Deferred Compensation Committee, the Compensation and Option Committee has the sole discretion to determine the investment options available as the measurement mechanism for deferrals and redesignations under the Plan, the manner and extent to which elections may be made, the method of valuing the various investment options and the Deferred Compensation Accounts and the method of crediting the Deferred Compensation Accounts with, or making other adjustments as a result of, dividend equivalents, interest equivalents or other earnings or return on such Accounts.

          (b) Investment Options. Unless otherwise determined by the Compensation and Option Committee, the investment options available as the measurement mechanism for deferrals and redesignations under the Plan shall be some or all of those provided in the Company's SSIP.

          (c) Methodology. Unless otherwise determined by the Compensation and Option Committee, the methodology for valuing the various investment options and the Deferred Compensation Accounts and for calculating amounts to be credited or debited or other adjustments to any Deferred Compensation Account with respect to any investment options shall be the same as that used under the SSIP.

         (d) No Ownership Rights. Investment options available under the Plan shall be used solely for measuring the value of Deferred Compensation Accounts and accounting, on a book entry basis, as if the deferred amounts had been invested in actual investments, but no such investments shall be made on behalf of participants. Participants shall not have any voting rights or any other ownership rights with respect to the investment options selected as the measuring mechanism for their Deferred Compensation Accounts.

     7.  Redesignation Within a Deferred Compensation Account.
         ----------------------------------------------------

          (a)  General.  Except as otherwise provided in paragraph (f) of this
Section 7, a participant or the beneficiary or legal representative of a deceased participant, may redesignate amounts credited to a Deferred Compensation Account among the investments available under the Plan. No redesignations relating to a particular deferral may occur on or after the scheduled distribution date for the deferral under the Plan.

          (b) Eligible Participants. Except as otherwise provided in paragraph (f) of this Section 7, active employees and retired participants are eligible to redesignate.

          (c) Permitted Frequency. Redesignations may be made at the same frequency as transfers may be made under the SSIP.

          (d) Amount of Redesignation. Any redesignation relating to a particular deferral shall be in a specified percentage or dollar amount of the investment option from which the redesignation is being made.

          (e) Timing. Redesignation shall occur on the day the participant's written redesignation election form or telephonic election is received by the Company or its agent designated for this purpose; provided, however, that if such redesignation request is received after 4 p.m. Eastern Time, or on a day that is not a business day (i.e., a day that either the Company's World Headquarters offices in Dearborn, Michigan or the principal offices of its designated agent are not open to the public for business), then such redesignation shall be effective on the next business day.

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                                                                Exhibit 10.2
                                                                Page 5 of 8



          (f)  Limitations on Redesignations Involving Ford Stock Units.

             (i) Material, Nonpublic Information. The Committee in its sole discretion at any time may rescind a redesignation in or out of Ford Stock Units if such redesignation was made by a participant who (i) at the time of the redesignation the Committee believes was in the possession of material, nonpublic information with respect to the Company and (ii) in the Committee's estimation benefited from such information by the timing of his or her redesignation. In the event of a rescission, the participant's Deferred Compensation Account shall be restored to a status as though such redesignation had not occurred.

             (ii) Section 16 Persons. Section 16 Persons may not redesignate into or out of Ford Stock Units.

     8. Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure of the Company or shares of Ford Stock or units of any other investment option provided under the Plan, the Compensation and Option Committee shall make such adjustments, if any, as it may deem appropriate in the number of Ford Stock Units, shares of Ford Stock represented by Ford Stock Units or shares or units of other investment options credited to participants' Deferred Compensation Accounts.

     9. Reserve. No debit to the Reserve under the SC Plan shall be made as a result of credits to a Deferred Compensation Account or distribution of all or part of such Account under the Plan; provided, however, that all awards of supplemental compensation made under the SC Plan shall be debited to such Reserve, notwithstanding any deferrals made under the Plan with respect to any such awards.

     10.  Distribution of Deferred Compensation; Financial Hardship.
          ---------------------------------------------------------

          (a)  General.  Except as otherwise provided in paragraph (b) of this
Section 10 or in Section 12, or as otherwise determined by the Committee, distribution of all or any part of a participant's Deferred Compensation Account shall be made on, or as soon thereafter as practicable, (i) March 15 of the year selected by the participant for distribution with respect to the particular deferral if the participant is an active employee of the Company on the distribution date, (ii) March 15 of the year following death or termination for reasons other than retirement, notwithstanding any prior selection by the participant of a subsequent year for distribution with respect to the particular deferral, (iii) March 15 of the year following retirement if the participant selected distribution upon retirement with respect to the particular deferral and a lump sum distribution was selected, or if the participant selected a particular year for distribution with respect to the particular deferral but retired prior to the year selected, or (iv) March 15 of the year following retirement with respect to the first annual instalment and continuing on the applicable number of consecutive anniversaries of such date if ten annual installments were selected by the participant with respect to the particular deferral. Unless otherwise determined by the Committee, a Deferred Compensation Account or part thereof relating to a particular distribution shall be valued, for purposes of the distribution, as of March 15 of the year of distribution or as of the next preceding day for which valuation information is available.

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                                                               Exhibit 10.2
                                                                Page 6 of 8



          (b) Financial Hardship. At the written request of a participant, the Committee, in its sole discretion, may authorize the cessation of deferrals under the Plan by such participant and distribution of all or any part of the participant's Deferred Compensation Account prior to his or her scheduled distribution date or dates, or accelerate payment of any installment payable with respect to Deferred Compensation, upon a showing of unforeseeable emergency by the participant. For purposes of this paragraph, "unforeseeable emergency" shall mean severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the participant. In any event, payment shall not be made to the extent such emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship and (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of unforeseeable emergency shall only be permitted to the extent reasonably necessary to satisfy the emergency. Examples of what are not considered to be unforeseeable emergencies include the need to send a participant's child to college or the desire to purchase a home. The Committee shall determine the applicable distribution date and the date as of which the amount to be distributed shall be valued with respect to any financial hardship withdrawal or distribution made pursuant to this paragraph (b) of this Section 10. Any participant whose deferrals have ceased under the Plan pursuant to this paragraph may not elect to recommence deferrals until the next applicable deferral period. Notwithstanding anything contained herein to the contrary, financial hardship withdrawals or cessation of deferrals under the Plan pursuant to this paragraph shall not be available with respect to amounts deferred in Ford Stock Units by Section 16 Persons.

     11. Designation of Beneficiaries and Effect of Death.
         ------------------------------------------------

          (a) Designation of Beneficiaries. A participant may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Compensation and Option Committee from time to time may prescribe) to receive, in the event of the death of the participant, undistributed amounts of Deferred Compensation that would have been payable to such participant had he or she been living. A participant shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such participant's life insurance proceeds under the Company-paid basic Life Insurance Plan unless such participant shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. A participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive any such payment, the same may be paid to the legal representatives of the participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

          (b) Distribution Upon Death. Subject to the provisions of Section 10 hereof, in the event of the death of any participant prior to distribution of all or part of such participant's Deferred Compensation Account, the total value of such participant's entire Deferred Compensation Account shall be distributed in cash in one lump sum in accordance with paragraph (a) of Section 10 to any beneficiary or beneficiaries designated or deemed designated by the participant pursuant to paragraph (a) of this Section 11 who shall survive such participant (to the extent such designation is effective and enforceable at the time of such participant's death) or, in the absence of such designation or such surviving beneficiary, to the legal representative of such person, at such time (or as soon thereafter as practicable) and otherwise as if such person were living and had fulfilled all applicable conditions as to earning out set forth in, or established pursuant to the Plan, provided such conditions shall have been fulfilled by such person until the time of his or her death.

                                                                Exhibit 10.2
                                                                Page 7 of 8




     12. Effect of Inimical Conduct. Anything contained in the Plan notwithstanding, all rights of a participant under the Plan to receive distribution of all or any part of his or her Deferred Compensation Account shall cease on and as of the date on which it has been determined by the Committee that such participant at any time (whether before or subsequent to termination of such participant's employment) acted in a manner inimical to the best interests of the Company.

     13. Limitations. A participant shall not have any interest in any Deferred Compensation credited to his or her Deferred Compensation Account until it is distributed in accordance with the Plan. All amounts deferred under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for use for whatever purposes are desired. With respect to Deferred Compensation, a participant shall be merely a general creditor of the Company and the obligation of the Company hereunder shall be purely contractual and shall not be funded or secured in any way. The Plan shall not constitute part of any participant's or employee's employment contract with the Company or any participating subsidiary. Participation in the Plan shall not create or imply a right to continued employment.

     14. Annual Statements of Account. Account statements shall be sent to participants as soon as practicable following the end of each year as to the balances of their respective Deferred Compensation Accounts as of the end of the previous calendar year.

     15. Withholding of Taxes. The Company shall have the right to withhold an amount sufficient to satisfy any federal, state or local income taxes or FICA or medicare taxes that the Company may be required by law to pay with respect to any Deferred Compensation Account, including withholding payment from a participant's current compensation.

     16. No Assignment of Benefits. No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment (except for the designation of beneficiaries pursuant to paragraph
(a) of Section 11), nor shall such rights or benefits be subject to attachment or legal process for or against a participant or his or her beneficiary or beneficiaries, as the case may be.

     17. Administration Expense. The entire expense of offering and administering the Plan shall be borne by the Company and its participating subsidiaries and shall not be charged against the Reserve under the SC Plan.

     18. Amendment, Modification, Suspension and Termination of the Plan; Rescissions and Corrections. The Compensation and Option Committee, at any time may terminate, and at any time and from time to time, and in any respect, may amend or modify the Plan or suspend any of its provisions; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts credited to or accrued in his or her Deferred Compensation Account. The Committee at any time may rescind or correct any deferrals or credits to any Deferred Compensation Account made in error or that jeopardize the intended tax status or legal compliance of the Plan.

                                                                Exhibit 10.2
                                                                Page 8 of 8



     19.  Indemnification and Exculpation.
          --------------------------------

         (a) Indemnification. Each person who is or shall have been a member of the Compensation and Option Committee or a member of the Deferred Compensation Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.


          (b) Exculpation. Each member of the Compensation and Option Committee and each member of the Deferred Compensation Committee shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan or any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Compensation and Option Committee or a member of the Deferred Compensation Committee be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

     20. Finality of Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Compensation and Option Committee or the Deferred Compensation Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its stockholders, the Compensation and Option Committee and each of the members thereof, the Deferred Compensation Committee and each of the members thereof, and the directors, officers, and employees of the Company, the Plan participants, and their respective successors in interest.

     21. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.








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